CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS




As independent auditors, we hereby consent to the incorporation of our report, dated August 12, 2004, except for Note 27, as to which the date is September 8, 2004, incorporated by reference in this annual report of Advance Financial Bancorp on Form 10-KSB for the year ended June 30, 2004, into the Company's previously filed Form S-8 Registration Statement File No. 333-74681.


                                                 /s/S.R. Snodgrass, A.C.
                                                 -------------------------------
                                                 S.R. Snodgrass, A.C.

Steubenville, Ohio
September 21, 2004